Filed Pursuant to Rule 424(b)(3)
Registration No. 333-259396

PROSPECTUS
Rockley Photonics Holdings Limited
Up to 15,000,000 Ordinary Shares

This prospectus relates to the offer and sale from time to time by the selling shareholders named in this prospectus or their donees, pledgees, transferees, or other successors in interest, including those who receive any of the shares as a gift, pledge, distribution, redemption, repurchase, cancellation, or other non-sale related transfer (the “selling shareholders”) of up to 15,000,000 of our ordinary shares, nominal value $0.000004026575398 per share (the “ordinary shares”), including 5,000,000 ordinary shares purchased by entities affiliated with SC Health Holdings Limited (the “Sponsor”), issued by Rockley Photonics Holdings Limited, a Cayman Islands exempted company in a private placement (the “PIPE financing”) in connection with the closing of the business combination (the “Business Combination”) by and among Rockley Photonics Holdings Limited, SC Health Corporation, a Cayman Islands exempted company (“SC Health”), and Rockley Photonics Limited, a company organized under the laws of England and Wales (“Rockley UK”).

The selling shareholders may sell the ordinary shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling shareholders may sell the ordinary shares in the section entitled “Plan of Distribution.”

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of ordinary shares by the selling shareholders pursuant to this prospectus. The selling shareholders will pay all brokerage fees and commissions and similar expenses. We will pay certain expenses, except brokerage fees and commissions and similar expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

In connection with any sales of securities offered hereunder, the selling shareholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Our ordinary shares are listed on the New York Stock Exchange, or NYSE, under the symbol “RKLY”. On September 27, 2022, the closing price of our ordinary shares was $0.86 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 5 and in the documents incorporated by reference in this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 28, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with SEC, which includes exhibits and provides more detail of the matters discussed in this prospectus. You should read this prospectus, the documents incorporated by reference herein, and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision. The selling shareholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling shareholders of the securities offered by them described in this prospectus.

Neither we nor the selling shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, including the documents incorporated by reference herein, or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Except as otherwise set forth in this prospectus, neither we nor the selling shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On August 11, 2021, Rockley Photonics Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability, Rockley Photonics Limited, a company organized under the laws of England and Wales, or Rockley UK and Legacy Rockley, and SC Health Corporation, an exempted company incorporated in the Cayman Islands with limited liability, or SC Health, consummated the business combination, or the Business Combination, contemplated by the Business Combination Agreement and Plan of Merger, dated March 19, 2021, or the Business Combination Agreement, by and among Rockley, Rockley UK, SC Health, and Rockley Mergersub Limited, an exempted company incorporated in the Cayman Islands with limited liability and a direct wholly owned subsidiary of Rockley, or Merger Sub. In connection with the closing of the Business Combination, Rockley UK became a direct wholly owned subsidiary of Rockley and Merger Sub was merged with and into SC Health, with SC Health surviving the merger and becoming a direct wholly owned subsidiary of Rockley.
Unless the context indicates otherwise, references in this prospectus to “Rockley,” the “Company,” “we,” “us,” “our” and similar terms refer to Rockley Photonics Holdings Limited, and, as the context requires, its consolidated subsidiaries (including Rockley UK and SC Health).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements in this prospectus and in the documents that are incorporated by reference herein that are not historical in nature constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding (i) the Company’s financial position, business strategy, liquidity, cash utilization and cash requirements, and financing needs, (ii) the anticipated features, benefits, and applications of the Company’s products and technology, (iii) the plans and objectives of the Company and management, and (iv) the Company’s product development plans and timeline and anticipated customer and strategic relationships, and are not guarantees of future or actual results or performance. When used in this prospectus, the words “anticipate,” “believe,” “can,” “continue,” “could,” “developing,” “enable,” “estimate,” “eventual,” “expand, “expect,” “focus,” “future,” “goal,” “intend,” “may,” “might,” “opportunity,” “outlook,” “plan,” “possible,” “position,” “potential,” “predict,” “project,” “revolutionize,” “seem,” “should,” “trend,” “will,” “would” or other terms that predict or indicate future events, trends, or expectations, and similar expressions or the negative of such expressions may identify forward-looking statements, but the absence of these words or terms does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus include, but are not limited to, statements regarding the following:
•Rockley’s financial and business performance, anticipated financial outlook, business metrics, anticipated growth rate, product development plans and opportunities;
•Rockley’s future capital requirements, sources and uses of cash, cash utilization rate, and ability to continue as a going concern;
•Rockley’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans to commercialize products and services, and anticipated timing thereof;
•the implementation, market acceptance, and success of Rockley’s business model;
•developments and expectations relating to Rockley’s competitors, target markets, and industry;
•Rockley's ability to obtain financing when and as needed on acceptable terms;
•Rockley's ability to comply with the financial covenants in debt instruments, including its convertible note financing;
•fluctuations in Rockley’s stock price and Rockley’s ability to maintain the listing of its ordinary shares and Public Warrants on the NYSE;
•the outcome of any known and unknown litigation and regulatory proceedings;
•the ability of our products to provide continuous health and wellness monitoring with the potential to accelerate advancements in early disease detection and potentially prevention;
•the ability of our technology to allow monitoring devices the size of clinical machines to be reduced to the size of a wearable device;
•Rockley’s expectations as to when it may generate sufficient revenue from the sale of its products and services to cover expansion plans, operating expenses, working capital, and capital expenditures;
•the development status and anticipated timeline for commercial production of Rockley’s products;
•Rockley’s plans for products under development and future products and anticipated features and benefits thereof;
•the status and expectations regarding Rockley’s customer and strategic partner relationships, and potential customer and strategic partner relationships;
•the total addressable markets for Rockley’s products and technology;
•the ability of Rockley to increase market share in its existing markets or any new markets it may enter;
•Rockley’s ability to obtain any required regulatory approvals, including any required Food and Drug Administration (“FDA”) approvals, in connection with its anticipated products and technology;
•Rockley’s ability to maintain an effective system of internal control over financial reporting;
•Rockley’s ability to maintain and protect its intellectual property;
•Rockley’s success in retaining and recruiting officers, key employees, and directors;
•Rockley's ability to manage its growth effectively;
•Rockley's ability to achieve and maintain profitability in the future;
•Rockley’s ability to raise sufficient capital to fund its growth and product development; and
•the impact of the COVID-19 pandemic.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference herein are based on various assumptions, whether or not identified in this prospectus, and on Rockley’s current expectations, beliefs, and assumptions and are not predictions of actual performance. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond Rockley’s control), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. We discus many of these risks and uncertainties in greater detail under the section entitled “Risk Factors” contained in this prospectus, in the documents incorporated by reference herein, and in our SEC filings. If any of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, actual results may differ materially from those discussed in or implied by these forward-looking statements. There can be no assurance that future developments affecting Rockley will be those that have been anticipated.
Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.
These forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and any accompanying prospectus supplement, and the documents incorporated by reference herein speak only as of the date such forward-looking statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein or therein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

You should read this prospectus, the documents incorporated by reference herein, and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein and does not contain all of the information that you should consider before investing in our ordinary shares. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents we have incorporated by reference in this prospectus, along with our consolidated financial statements and related notes incorporated by reference in this prospectus.
The Company
We specialize in the research and development of integrated silicon photonics chipsets and have developed a comprehensive range of silicon photonics technologies that have both the power and the flexibility to support a wide range of potential applications. Our silicon photonics platform will incorporate several key components to support these solutions, including photonic integrated circuits and associated modules, sensors, and end-to-end solutions. We expect that our immediate focus over the next two years will be on developing and commercializing our products for incorporation in consumer wearables, medical devices, and dedicated solutions for the healthcare market.
Corporate Information
Rockley was incorporated in the Cayman Islands in March 2021 to facilitate the Business Combination. Rockley Photonics Limited was founded in 2013 in the United Kingdom. SC Health was incorporated in the Cayman Islands in December 2018 as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. SC Health completed its initial public offering in July 2019. In August 2021, Rockley Mergersub Limited, a wholly-owned subsidiary of Rockley UK, merged with and into SC Health (which was subsequently renamed Rockley Photonics Cayman Limited) and shareholders of Rockley UK exchanged their securities in Rockley UK for ordinary shares of Rockley, with each of Rockley UK and SC Health surviving the merger as a wholly owned subsidiary of Rockley. Our principal executive offices are located at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT. Our telephone number is +44 (0) 1865 292017. Our website address is www.rockleyphotonics.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part, or the documents incorporated by reference herein.
Risk Factor Summary
Rockley’s business and its ability to execute its strategy, and any investment in its securities are subject to risks and uncertainties, many of which are beyond Rockley’s control. You should carefully consider and evaluate all of the risks and uncertainties with respect to any investment in the securities of Rockley, including, but not limited to, the following and those discussed under “Risk Factors.” References below to Rockley shall be deemed to also refer to Rockley and its subsidiaries, as the context requires or as appropriate.
Risks Related to Rockley’s Business and Industry
•If Rockley does not fully develop or commercialize its products and services, or if such products and services experience significant delays, Rockley’s business, financial condition, and results of operation will be materially and adversely affected.
•Rockley has a history of recurring losses and a significant accumulated deficit, which raises substantial doubt about its ability to continue as a “going concern.” Rockley expects to incur significant research and development expenses and devote substantial resources to commercializing new products, which could increase its losses and negatively impact its ability to achieve or maintain profitability.
•If the end products into which Rockley’s products are incorporated are not fully developed and commercialized or do not achieve widespread market acceptance, or if such products experience delays, cancellations, or reductions, or if Rockley’s products are not selected for inclusion in its customers’ end products, are not adopted in other industry verticals or use cases, or are not adopted by leading consumer and medical device companies, Rockley’s business will be materially and adversely affected.

•Rockley’s estimates and expectations as to its financial performance are based upon assumptions, analyses, and internal estimates developed by Rockley’s management. If these assumptions, analyses, or estimates prove to be incorrect or inaccurate, Rockley’s actual operating results may differ materially from any such estimates and expectations.
•Rockley expects its results of operations to fluctuate on a quarterly and annual basis, which could cause Rockley’s stock price to fluctuate or decline.
•If Rockley is unable to manage its growth or scale its operations, its business and operating results could be materially and adversely affected.
•Market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate.
•Rockley’s international operations expose it to operational, financial, and regulatory risks, which could harm Rockley’s business.
•Rockley is susceptible to supply shortages, long lead times for components, and supply changes, any of which could disrupt its supply chain and could delay deliveries of its products to customers, which in turn could adversely affect Rockley’s business, results of operations, and financial condition.
•Rockley’s business depends substantially on the efforts of its executive officers, including its Chief Executive Officer and founder, Dr. Andrew Rickman.
Customer-Related Risks
•If Rockley is unable to sell its products to its target customers, including large corporations with substantial negotiating power, or is unable to enter into agreements with customers and suppliers on satisfactory terms, its prospects and results of operations will be adversely affected.
•Rockley currently depends on a few large customers for a substantial portion of its revenue. The loss of, or a significant reduction in, orders from Rockley’s customers, or Rockley’s failure to diversify its customer base, could significantly reduce its revenue and adversely impact Rockley’s operating results.
•Because Rockley does not anticipate long-term purchase commitments with its customers, orders may be cancelled, reduced, or rescheduled with little or no notice, which in turn exposes Rockley to inventory risk, and may cause its business and results of operations to suffer.
Risks Related to Rockley’s Debt Financing
•Rockley is subject to restrictive debt covenants that may limit its ability to finance its future operations and capital needs and to pursue business opportunities and activities.
•We have a significant number of securities outstanding that can be converted into, or exercised for, ordinary shares and certain of our outstanding warrants contain anti-dilution protection, all which may cause significant dilution to our shareholders, have a material adverse impact on the market price of our ordinary shares and make it more difficult for us to raise funds through future equity offerings.
•Our existing and future indebtedness, including the Notes, restricts our ability to raise additional capital to fund our operations and repay our debt including the Notes and limits our ability to react to changes in the economy or the technology industry.
Regulatory, Intellectual Property, Infrastructure, Cybersecurity and Privacy Risks
•Rockley’s failure to comply with applicable governmental export and import control laws and regulations, including those related to the use, distribution, and sale of its products, FDA clearance or approval requirements, or privacy, data protection, and information security requirements in the jurisdictions in which Rockley operates could materially harm its business and operating results.
•Rockley may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its products or technology. Further, Rockley’s intellectual property applications, including patent applications, may not be approved or granted.
•A network or data security incident or disruption or performance issues with Rockley’s network infrastructure could harm its brand, reputation, and business, as well as its operating results.
Risks Related to Financial and Accounting Matters
•Rockley’s failure to raise additional capital or generate the significant capital necessary to expand its operations could reduce its ability to compete and could harm its business.
•In preparing Rockley’s consolidated financial statements, Rockley makes good faith estimates and judgments that may change or turn out to be erroneous, which could adversely affect Rockley’s operating results.

Risks Related to Being a Public Company, Rockley’s Ordinary Shares, and General Risks
•Rockley’s ordinary shares may not remain eligible for listing on the NYSE.
•Rockley may be required to take write downs or write offs, or may be subject to restructuring, impairment or other charges that could have a significant negative effect on Rockley’s financial condition, results of operations and the market price of Rockley’s ordinary shares.
•Rockley’s share price may be volatile and sales of substantial volumes of our ordinary shares into the public market or the perception that such sales may occur could cause our share price to decline, including substantially.
•If analysts do not publish or cease publishing research or reports about Rockley or if they change their recommendations regarding Rockley’s securities, the price and trading volume of Rockley’s securities could decline.
•The requirements of being a public company may strain Rockley’s resources, divert management’s attention, and affect its ability to attract and retain qualified board members.
•The global COVID-19 pandemic could harm Rockley’s business, financial condition, results of operations, and prospects.

THE OFFERING

Ordinary shares offered by the selling shareholders	Up to 15,000,000 of our ordinary shares, including 5,000,000 ordinary shares purchased by entities affiliated with the Sponsor, issued by the Company in the PIPE financing in connection with the closing of the Business Combination by and among the Company, SC Health, and Rockley UK.

Ordinary shares outstanding prior to this offering	131,491,976 shares as of August 18, 2022.

Ordinary shares to be outstanding after this offering	131,491,976 shares as of August 18, 2022. The ordinary shares being offered by the selling shareholders are already outstanding.

Use of proceeds	We will not receive any proceeds from the resale of our ordinary shares included in this prospectus by the selling shareholders.

Terms of the offering	The selling shareholders will determine when and how they will dispose of the securities registered for resale under this prospectus.

Dividend Policy	We have not paid any cash dividends on our ordinary shares to date and have no current plans to pay cash dividends on our ordinary shares. See “Market Information for Ordinary Shares and Dividend Policy — Dividend Policy.”

Risk factors	Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” and the other information and documents incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our ordinary shares.

New York Stock Exchange ticker symbol	“RKLY”

Throughout this prospectus, when we refer to the ordinary shares to be sold by the selling shareholders, we are referring to all ordinary shares reported to us as held by the selling shareholders as of the initial filing of the Registration Statement. We agreed to file this prospectus pursuant to the PIPE subscription agreements. Additional information with respect to the Selling Shareholders is contained in this prospectus under the section titled “Selling Shareholders.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the specific risks included in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q, Annual Report on Form 10-K or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity, and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, the documents incorporated by reference herein, or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. If any of these risks materialize, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our ordinary shares could decline.

USE OF PROCEEDS

This prospectus relates to shares of our ordinary shares that may be offered and sold from time to time by the selling shareholders. All of the ordinary shares offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

SELLING SHAREHOLDERS

This prospectus relates to the resale by the selling shareholders from time to time of up to 15,000,000 ordinary shares that may be sold by the selling shareholders named in this prospectus, as well as the pledgees, donees, transferees, assignees, successors-in-interest, designees and others that receive any of the shares as a gift, pledge, distribution, redemption, repurchase, cancellation, or other non-sale related transfer or who later come to hold any of the selling shareholder’s interest in the ordinary shares other than through a public sale. The selling shareholders may from time to time offer and sell any or all of the ordinary shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “selling shareholders” includes the persons listed in the table below, together with any additional selling shareholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Shareholders’ interests in the ordinary shares other than through a public sale.

The selling shareholders listed in the table below may from time to time offer and sell any or all of the ordinary shares set forth below pursuant to this prospectus.

Except as set forth in the footnotes below, the following table sets forth, based on written representations initially provided by the selling shareholders, certain information regarding the beneficial ownership of our ordinary shares by the selling shareholders and the ordinary shares being offered by the selling shareholders. As a result, such information may not reflect changes in the number of ordinary shares held by such selling shareholder that occurred subsequent to the filing of the Registration Statement, if any. A selling shareholder may have sold or transferred some or all of the ordinary shares indicated below with respect to such selling shareholder and may in the future sell or transfer some or all of the ordinary shares indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus. The applicable percentage ownership of ordinary shares is based on approximately 131,491,976 ordinary shares outstanding as of August 18, 2022. Information with respect to ordinary shares owned beneficially after the offering assumes the sale of all of the ordinary shares offered and no other purchases or sales of our ordinary shares. The selling shareholders may offer and sell some, all or none of their ordinary shares.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling shareholders have sole voting and investment power with respect to all Ordinary Shares that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the selling shareholders, no selling shareholder is a broker-dealer or an affiliate of a broker-dealer.

Name of Selling Shareholder(1)	Ordinary Shares
	Number Beneficially Owned Prior to Offering	Percent	Number Registered For Resale Pursuant to this Prospectus	Number Beneficially Owned After Offering	Percent
SC Health Group Limited(4)	750,000	*	750,000	–	–
SC Health II Limited(5)	4,250,000	3.2%	4,250,000	–	–
Covidien Group S.à.r.l.(6)	2,000,000	1.5%	2,000,000	–	–
CVI Investments, Inc.(7)	1,750,000	1.3%	1,750,000	–	–
Senvest Master Fund, LP(8)	1,200,000	*	1,200,000	–	–
Senvest Technology Partners Master Fund, LP(9)	300,000	*	300,000	–	–
Nineteen77 Global Multi-Strategy Alpha Master Limited(10)	689,850	*	689,850	–	–
Nineteen77 Global Merger Arbitrage Opportunity Fund(11)	115,200	*	115,200	–	–
Nineteen77 Global Merger Arbitrage Master Limited(12)	689,850	*	689,850	–	–
IAM Investments ICAV O’Connor Event Driven UCITS Fund(13)	5,100	*	5,100	–	–
D. E. Shaw Valence Portfolios, L.L.C.(14)	675,000	*	675,000	–	–
D. E. Shaw Oculus Portfolios, L.L. C.(15)	225,000	*	225,000	–	–
Portsea Master Fund SICAV Ltd - Portsea Master Fund	667,800	*	667,800	–	–
Boothbay Absolute Return Strategies, LP	32,200	*	32,200	–	–
Linden Capital L.P. (16)	500,000	*	500,000	–	–
Antara Capital Master Fund LP(17)	200,000	*	200,000	–	–
Leadersel Innotech ESG(18)	200,000	*	200,000	–	–
Walleye Opportunities Master Fund Ltd(19)	190,000	*	190,000	–	–
Anson North Star Tactical Equity Fund LP(20)	100,000	*	100,000	–	–
Glen Schneider(21)	100,000	*	100,000	–	–
Jane Street Global Trading, LLC(22)	100,000	*	100,000	–	–
Kenneth Grossman(23)	100,000	*	100,000	–	–
Ghisallo Master Fund LP(24)	100,000	*	100,000	–	–
S.T. Aggressive Growth Fund LP	50,000	*	50,000	–	–
William Morton(25)	10,000	*	10,000	–	–

*	Represents beneficial ownership of less than 1%.

(1)	Unless otherwise noted, the business address of each of those listed in the table above is 3rd Floor 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT.
(2)	Represents the number of ordinary shares that may be offered by the selling shareholders using this prospectus. These amounts do not represent any other ordinary shares that the selling shareholder may own beneficially or otherwise.
(3)	Assumes that all ordinary shares being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that none of the selling shareholders acquire additional ordinary shares after the date of this prospectus and prior to completion of this offering.
(4)	SC Health Group Limited is an affiliate of SC Health. David Sin may be deemed to beneficially own the ordinary shares held by SC Health Group Limited. David Sin disclaims beneficial ownership over any securities owned by SC Health Group Limited other than to the extent of any of his pecuniary interest therein, directly or indirectly. All of the ordinary shares held by SC Health Group Limited have been pledged to facilitate the Sponsor’s financing of its PIPE subscription commitment. The lender may have dispositive power over such pledged shares but would not have voting power unless and until such shares are forfeited to the lender. In addition, Sponsor-affiliated entities have agreed to transfer ordinary shares held by such entities to Dr. Rickman in exchange for Dr. Rickman’s making available up to 6.0 million of his Rockley ordinary shares to facilitate the Sponsor’s financing of its PIPE subscription commitment, with the number of shares to be transferred to be based on the price performance of Rockley ordinary shares. Subject to the terms of the Sponsor PIPE financings, the Sponsor could cease to beneficially own any Rockley equity.
(5)	SC Health Group Limited, an affiliate of SC Health, wholly owns SC Health II Limited. Each of SC Health Group Limited and David Sin may be deemed to beneficially own the ordinary shares held by SC Health II Limited by virtue of their direct and indirect ownership, respectively, of the ordinary shares of SC Health II Limited. Each of SC Health Group Limited and David Sin disclaims beneficial ownership over any securities owned by SC Health II Limited other than to the extent of any of their respective pecuniary interest therein, directly or indirectly. All of the ordinary shares held by SC Health II Limited have been pledged to facilitate the Sponsor’s financing of its PIPE subscription commitment. The lender may have dispositive power over such pledged shares but would not have voting power unless and until such shares are forfeited to the lender. In addition, Sponsor-affiliated entities have agreed to transfer ordinary shares held by such entities to Dr. Rickman in exchange for Dr. Rickman’s making available up to 6.0 million of his Rockley ordinary shares to facilitate the Sponsor’s financing of its PIPE subscription commitment, with the number of shares to be transferred to be based on the price performance of Rockley ordinary shares. Subject to the terms of the Sponsor PIPE financings, the Sponsor could cease to beneficially own any Rockley equity.
(6)	Covidien Group S.à.r.l is an affiliate of one of Rockley UK’s customers.
(7)	Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the ordinary shares held by CVI and may be deemed to be the beneficial owner of these ordinary shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the ordinary shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the ordinary shares. CVI Investments, Inc.is affiliated with one or more FINRA member, none of whom are currently expected to participate in any sale pursuant to this prospectus.
(8)	Senvest Master Fund, LP is advised by Senvest Management, LLC. Senvest Management, LLC’s primary place of business is 540 Madison Ave., 32nd Fl, New York NY 10022. Richard Mashaal owns and controls Senvest Management, LLC.
(9)	Senvest Technology Partners Master Fund, LP is advised by Senvest Management, LLC. Senvest Management, LLC’s primary place of business is 540 Madison Ave., 32nd Fl, New York NY 10022. Richard Mashaal owns and controls Senvest Management.
(10)	Kevin Russell, Chief Investment Officer, UBS O’Connor LLC, is the investment manager of the selling shareholder.
(11)	Kevin Russell, Chief Investment Officer, UBS O’Connor LLC, is the investment manager of the selling shareholder.
(12)	Kevin Russell, Chief Investment Officer, UBS O’Connor LLC, is the investment manager of the selling shareholder.
(13)	Kevin Russell, Chief Investment Officer, UBS O’Connor LLC, is the investment manager of the selling shareholder.

(14)	As of August 26, 2021, D. E. Shaw Valence Portfolios, L.L.C. holds 675,000 ordinary shares to be registered for resale pursuant to this prospectus (the “Subject Shares”). D. E. Shaw Valence Portfolios, L.L.C. has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Subject Shares directly owned by it. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any Subject Shares of the Company directly, and each such entity disclaims beneficial ownership of the Subject Shares. David E. Shaw does not own any Subject Shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares.
(15)	As of August 26, 2021, D. E. Shaw Oculus Portfolios, L.L.C. holds 225,000 ordinary shares to be registered for resale pursuant to this prospectus (the “Subject Shares”). D. E. Shaw Oculus Portfolios, L.L.C. has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Subject Shares directly owned by it. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Oculus Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Oculus Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any Subject Shares of the Company directly, and each such entity disclaims beneficial ownership of the Subject Shares. David E. Shaw does not own any Subject Shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares.
(16)	The securities held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P.
(17)	Antara Capital LP, a Delaware limited partnership serves as the investment manager (the “Investment Manager”) to certain funds it manages and designees and may be deemed to have voting and dispositive power with respect to the ordinary shares held by the Antara Funds (defined below). Antara Capital Fund GP LLC, a Delaware limited liability company, serves as the general partner of Antara Capital Onshore Fund LP (the “Onshore Fund”) and Antara Capital Master Fund LP (the “Master Fund”). Antara Capital Offshore Fund Ltd (the “Offshore Fund” and together with the Fund and the Master Fund, the “Antara Funds”) is an exempted company incorporated under the laws of the Cayman Islands. Himanshu Gulati is the Managing Member of Investment Manager and, accordingly, may be deemed to have voting and dispositive power with respect to the ordinary shares held by the Antara Funds. Mr. Gulati disclaims beneficial ownership of the ordinary shares held by the Antara Funds except to the extent of any pecuniary interest. The business address of the foregoing persons is 500 5th Avenue, Suite 2320, New York, New York 10110.
(18)	Marco Covelli may be deemed to be the control these securities in his capacity as executive director of the delegated investment manager.

(19)	Chris Fahy of 81 Pondfield Road, Suite C302, Bronxville, NY 10708 may be deemed to have investment discretion and voting power over the ordinary shares in his role as Investment Adviser to the Walleye Opportunities Fund Ltd.
(20)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson North Star Tactical Equity Fund LP (“Anson”), hold voting and dispositive power over the ordinary shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these ordinary shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.
(21)	Glen Schneider was a shareholder of Rockley UK.
(22)	Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Michael A. Jenkins and Robert. A. Granieri are the members of the Operating Committee of Jane Street Group, LLC.
(23)	Kenneth Grossman was a shareholder of Rockley UK.
(24)	Michael Germino is the Managing Member of Ghisallo Capital Management LLC, the investment manager of the selling shareholder. The address for Ghisallo Capital Management LLC is 734 Longmeadow Street, Longmeadow, MA 01106.
(25)	Will Morton was a shareholder of Rockley UK.

PLAN OF DISTRIBUTION
We are registering the resale by the selling shareholders or their permitted transferees from time to time of up to 15,000,000 ordinary shares.
We are required to pay all fees and expenses incident to the registration of the ordinary shares to be offered and sold pursuant to this prospectus.
We will not receive any of the proceeds from the sale of the securities by the selling shareholders. The aggregate proceeds to the selling shareholders will be the purchase price of the securities less any discounts and commissions borne by the selling shareholders. The ordinary shares beneficially owned by the selling shareholders covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes donees, pledgees, transferees, or other successors in interest, including those who receive any of the shares as a gift, pledge, distribution, redemption, repurchase, cancellation, or other non-sale related transfer from a selling shareholder (including after the date of this prospectus). The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling shareholders may sell their shares by one or more of, or a combination of, the following methods:
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an exchange or over-the-counter distribution in accordance with the rules of the applicable exchange;
•through trading plans entered into by a selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•to or through underwriters or broker-dealers;
•in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.
In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of ordinary shares in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of ordinary shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell ordinary shares short and redeliver the shares to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling shareholder or borrowed from any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Travers Thorp Alberga.

EXPERTS
The consolidated financial statements of Rockley Photonics Holdings Limited appearing in Rockley Photonics Holdings Limited Company’s Annual Report (Form 10-K) for the year ended December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 that we filed with the SEC under the Securities Act, but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. Except as specifically incorporated by reference into this prospectus, the information on the SEC’s website is not part of this prospectus or the documents incorporated by reference herein, and any references to this website or any other website are inactive textual references only.
Our website address is www.rockleyphotonics.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus or the documents incorporated by reference herein.
The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:
•Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 10, 2022;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 12, 2022 and August 12, 2022, respectively;
•Our Current Reports on Form 8-K filed with the SEC on January 21, 2022, January 27, 2022, February 16, 2022 (Form 8-K items 5.02 and 7.01 (furnished not filed)), April 20, 2022, May 12, 2022 (Form 8-K items 1.01, 2.03, 3.02, 7.01 (furnished not filed), 8.01, and 9.01), May 18, 2022, May 31, 2022, June 15, 2022 (Form 8-K items 5.02, 7.01 (furnished not filed) and 9.01), August 5, 2022, and August 10, 2022 (Form 8-K items 5.02, 7.01 (furnished not filed) and 9.01) (each Current Report only to the extent that such Current Report and the disclosure included therein are filed not furnished);
•the description of our securities set forth in our Form 8-A filed with the SEC on August 11, 2021; and
•the description of our securities, which are registered under Section 12 of the Exchange Act, in our registration statement on Form S-3, filed with the SEC on September 6, 2022, including any amendments or reports filed for the purpose of updating such descriptions.
All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file after the date of this Post-Effective Amendment to the registration statement and prior to the effectiveness of this Post-Effective Amendment to the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. You may request these reports or documents by contacting us at: Rockley Photonics Holdings Limited, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, United Kingdom WA14 2DT, Attn: Investor Relations, telephone number +44 (0) 1865 292017 or 626-995-0001, email address: investors@rockleyphotonics.com. Our website address is www.rockleyphotonics.com and such reports and documents may be accessed from https://investors.rockleyphotonics.com/financials/sec-filings/default.aspxiv. Information contained on or accessible through Rockley’s website is not a part of the registration statement of which this prospectus forms a part, and the inclusion of Rockley’s website address in this prospectus is an inactive textual reference only.